Exhibit 23.2

LETTERHEAD OF BATES WHITE

November 5, 2007

The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, OH 44316

Re:  Consent of Bates White, LLC

Ladies and Gentlemen:

Bates White, LLC, an independent asbestos valuation firm, hereby consents to the incorporation by reference in this Registration Statement on Form S-4 of The Goodyear Tire & Rubber Company (the “Company”) of the use of and references to (i) its name and (ii) its review of and reports concerning the Company’s liability exposure for pending and estimable unasserted asbestos-related claims and receivables from probable insurance recoveries, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2007, as adjusted in Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed with the Commission on August 24, 2007, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed with the Commission on October 30, 2007.
Sincerely,

/s/
Charles E. Bates
Charles E. Bates, Ph.D.
President and CEO